Moody National Reit I, Inc. 8-K

EXHIBIT 10.2

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NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this "Agreement") is made as of the ___ day of March, 2011 (the "Effective Date"), by and between **PATRIOT BANK,** a Texas banking association ("Seller"), and **MOODY NATIONAL REALTY COMPANY, L.P.,** a Texas limited partnership ("Buyer"). Seller and Buyer are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS

WHEREAS, Seller is the holder of that certain Real Estate Lien Note (Non-Recourse) dated **August 5, 2008** (as heretofore modified, renewed and/or extended from time to time, the "Note"), executed by **MOODY NATIONAL HP GRAPEVINE TRUST**, a Delaware statutory trust (the "Borrower") in the original principal balance of **$13,000,000.00**; and

WHEREAS, Buyer desires to purchase the Note and Seller is willing to sell the Note to Buyer on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.01 Definitions. In addition to the terms defined throughout this Agreement, the following terms shall have the following meanings:

"Borrower Party" means Borrower and each other Person who is or who may become liable for the payment and performance of all or any portion of the Loan or any Loan Document or who owns any property that is subject to (or purported to be subject to) a security interest or other lien which secures all or any portion of the Loan or any Loan Document.

"Business Day" means a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Houston, Texas are authorized by law to be closed.

"Buyer Party" means Buyer, each of Buyer's parents, subsidiaries and affiliates and any shareholder, director, officer, partner, member, manager, employee, agent, representative, servicer, contractor, attorney, successor or assign of any of the foregoing.

"Collateral" means the Mortgaged Property and all other real property, personal property and other property now or hereafter securing (or purportedly securing) any obligation under the Note or any other Loan Document.

"Confidentiality Agreement" means that certain Confidentiality Agreement dated **February 25, 2011**, between Seller and Buyer, as the same may heretofore have been modified and amended from time to time.

"Deed of Trust" means that certain of Deed of Trust, Security Agreement and Financing Statement, dated of even date with the Note, from Borrower to Gary S. Gunn, Trustee, recorded under Clerk's File No. **D208315128** of the Official Public Records of **Tarrant** County, Texas, as the same may heretofore have been modified and amended from time to time.

"Loan" means (a) any and all obligations evidenced by the Note, and (b) any and all rights, powers, guaranties, security interests and other liens arising under the Note or any other Loan Document.

"Loan Documents" means the Note, the Deed of Trust and the other documents described on Schedule I attached hereto and incorporated herein by reference.

"Mortgaged Property" means the real property, personal property and other property described as collateral in the Deed of Trust.

"Person" means any corporation, limited liability company, limited liability partnership, general partnership, limited partnership, firm, association, joint venture, trust or any other association or legal entity, including any public or governmental body, quasi-governmental body, agency or instrumentality, as well as any natural person.

"Securities Act" means the Securities Act of 1933, as amended, together with all related rules and regulations thereunder.

"Seller Financing" means Seller's financing of Buyer's purchase of the Note from Seller on substantially the terms and conditions set forth or referenced in Exhibit "A" attached hereto and incorporated herein by this reference.

"Seller Party" means Seller and each of Seller's parents, subsidiaries and affiliates and any shareholder, director, officer, partner, member, manager, employee, agent, representative, servicer, contractor or attorney of any of the foregoing.

1.02 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or an Exhibit or a Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation". The words "hereby", "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity, an inconsistency or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II
PURCHASE AND SALE OF NOTE

2.01 Terms and Conditions of Sale. Seller agrees to sell, assign, transfer, and convey to Buyer, on the terms and conditions set forth in this Agreement, all the right, title, and interest of Seller, as of the Closing Date (as hereinafter defined), in and to the Note.

2.02 Purchase Price; Deposit. The purchase price for the Note (the "Purchase Price") shall be **Twelve Million Seven Hundred Eighty-Eight Thousand Four Hundred Eighty-Five and No/100 Dollars ($12,788,485.00)**, which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer as follows:

(a) Deposit. Concurrent with the execution and delivery of this Agreement by Buyer, Buyer shall, pursuant to Seller's wiring instructions, wire transfer to Hughes Watters Askanase LLP ("Escrow Agent") in immediately available funds, the amount of **Fifteen Thousand Dollars ($15,000.00)** as an earnest money deposit (the "Deposit"), which shall be held by Escrow Agent in a trust account, pursuant to an Escrow Agreement (the "Escrow Agreement") in form attached hereto as Exhibit "D". Except as set forth in Articles III and X hereinbelow, the Deposit shall be applicable against the Purchase Price at Closing.

(b) Payment at Closing. At the Closing (as hereinafter defined), Buyer shall (i), pursuant to Seller's wiring instructions, wire transfer to Seller in immediately available funds, an the amount equal to (y) **One Million Two Hundred Seventy-Eight Thousand Eight Hundred Forty-Nine and No/100 Dollars ($1,278,849.00)** less (z) the Deposit, as the same may be increased pursuant to Section 2.03(b) below (the "Cash Portion") and (ii) issue and deliver to Seller a promissory note in favor of Seller (the "Acquisition Promissory Note") in the original principal amount of **Eleven Million Five Hundred Nine Thousand Six Hundred Thirty-Six and No/100 Dollars ($11,509,636.00)**. The Acquisition Promissory Note and other documents executed and delivered pursuant to Article III (Financing of Buyer) shall contain the terms and conditions of the Seller Financing.

2.03 Closing.

(a) Time and Place of Closing. The closing (the "Closing") of the note purchase transaction contemplated by this Agreement shall take place on or before **2:00 p.m.** (Houston, Texas time) **April 30, 2011**, unless a later date is otherwise specified in writing by Seller, or an earlier date is mutually agreed upon by the Parties (the "Closing Date") at Seller's offices located at **7500 San Felipe, Suite 125, Houston, Texas 77063**, or such other place as may be agreed to by the Parties. The Closing shall, at Seller's option, be either by telephone, confirmed by letter or wire, or conducted in person at the place designated by Seller.

2.04 Endorsement and Delivery of Note and Other Documents. At Closing, Seller shall deliver to Buyer: (i) the original Note endorsed by means of an allonge substantially in the form of Exhibit "B" hereto (the "Allonge"), or, in the event the original counterpart of the Note cannot be located by Seller, a lost note affidavit, executed by Seller, (ii) an Assignment Note and Lien substantially in the form of Exhibit "C" hereto (the "Assignment") executed by Seller, and (iii) originals (to the extent available) or copies of the Loan Documents; provided, however, Seller shall retain physical possession of the original Note, the original Allonge and originals of the Loan Documents if so required by the terms of the Seller Financing. Buyer shall be exclusively responsible for the recording and filing of the Assignment at its own expense. For the sake of clarity, it is understood and agreed that the actual recording or filing is not a condition of Closing nor a condition to Buyer's obligations or Seller's rights hereunder.

2.05 Payments on Note. All payments of the Note related to the period prior to the Closing Date received by Seller before the Closing Date shall belong to Seller. All payments of the Note received by Seller on or after the Closing Date shall belong to Buyer; provided, however, any such payments shall be retained and applied by Seller in the manner provided under the Seller Financing.

2.06 Conditions to Closing of Seller. The obligation of Seller hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Seller's sole benefit and may be waived by Seller at any time in its sole discretion by providing Buyer with prior written notice thereof:

(a) Representations, Warranties and Covenants. The representations and warranties made by Buyer in this Agreement shall be true and correct when made, and shall be true and correct as of the Closing, and all covenants of Buyer required to be performed at or prior to the Closing shall have been performed in all material respects.

(b) Legal Requirements. At the Closing, the sale by Seller, and the purchase by Buyer, of the Note shall be legally permitted by all laws and regulations to which Seller or Buyer are subject.

(c) Delivery of Purchase Price and Documents. Buyer shall have (i) delivered to Seller the Acquisition Promissory Note and the Cash Portion in payment of the Purchase Price, and (ii) delivered, or cause to be delivered, to Seller the following documents, which shall have been executed by all of the parties thereto:

(1) a collateral assignment in favor of Seller covering the Note and other Loan Documents; and

(2) such other instruments, documents and evidence as Seller may reasonably request in connection with the Seller Financing, and all such instruments, documents and evidence shall be satisfactory in form and substance to Seller.

2.07 Conditions to Closing of Buyer. The obligation of Buyer hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion by providing Seller with prior written notice thereof:

(a) Representations, Warranties and Covenants. The representations and warranties made by Seller in this Agreement shall be true and correct when made, and shall be true and correct as of the Closing, and all covenants of Seller required to be performed at or prior to the Closing shall have been performed in all material respects.

(b) Legal Requirements. At the Closing, the sale by Seller, and the purchase by Buyer, of the Note shall be legally permitted by all laws and regulations to which Seller or Buyer are subject.

(c) Seller Financing. Seller shall have extended the Seller Financing to Buyer prior to or concurrently with the Closing.

(d) Delivery of Note and other Documents. Seller shall have delivered to Buyer the original Note (or a lost note affidavit, as applicable), the Allonge, the Assignment and the other documents required to be delivered under Section 2.04 hereof; provided, however, Seller shall retain physical possession of the original Note, the original Allonge and originals of the Loan Documents if so required by the terms of the Seller Financing.

ARTICLE III
FINANCING OF BUYER

3.01 Definitive Loan Documentation for Seller Financing. Buyer and Seller acknowledge and agree that the transaction contemplated by this Agreement is contingent upon the availability of the Seller Financing to Buyer and agreement between Seller and Buyer on definitive loan documentation, upon terms and conditions which are reasonably acceptable to both Buyer and Seller and which are consistent with the Summary of Proposed Terms and Conditions of Seller Financing. Should Seller and Buyer be unable to agree on definitive loan documentation for the Seller Financing, Seller shall have no obligation to extend the Seller Financing to Buyer, this Agreement shall terminate, the Deposit shall be returned to Buyer and neither Seller nor Buyer shall have any further liability or obligation to the other under this Agreement, except for those obligations expressly stated to survive the termination of this Agreement.

3.02 Other Buyer Conditions to Closing. Buyer shall have the right to terminate this Agreement, the Deposit shall be returned to Buyer and neither Seller nor Buyer shall have any further liability or obligation to the other under this Agreement, except for those obligations expressly stated to survive the termination of this Agreement, upon the occurrence of any of the following conditions or events,:

a. The fair market value of the Note, as determined by a current, bona fide appraisal thereof, is less than eight-five percent (85%) of the face value of the Note.

b. The transaction contemplated by this Agreement is not finally approved by the governing authority of Buyer or its proposed assignee.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

As a material inducement to Buyer to execute and deliver this Agreement, Seller hereby unconditionally represents and warrants, as of the Effective Date and as of the Closing, to and for the benefit of Buyer, as follows:

4.01 Organizational Existence. Seller is a **Texas** banking association, duly organized, validly existing and in good standing under the laws of the **State of Texas** and is duly qualified and authorized to do business in the **State of Texas** and in each other jurisdiction in which the character of its assets or the nature of its business makes such qualification necessary.

4.02 Power and Authority; Due Authorization; Binding Obligations. Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, which has been duly authorized by all necessary action, and is not in contravention of law or the terms of Seller's organizational or other governing documents. This Agreement has been duly executed and delivered by duly authorized officer(s) or other representative(s) of Seller, and constitutes the valid and binding obligations of Seller, enforceable in accordance with its terms, except to the extent that enforcement

thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally at the time in effect.

4.03 Holder of Loan. Seller is the owner and holder of the Loan and is authorized to sell the Loan to Buyer.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

As a material inducement to Seller to execute and deliver this Agreement, Buyer hereby unconditionally represents and warrants, as of the Effective Date and as of the Closing, to and for the benefit of Seller, as follows:

5.01 Organizational Existence. Buyer is a **Texas** limited partnership, duly organized, validly existing and in good standing under the laws of the **State of Texas** and is duly qualified and authorized to do business in the **State of Texas** and in each other jurisdiction in which the character of its assets or the nature of its business makes such qualification necessary. Buyer's general partner is a **Texas** corporation, duly organized, validly existing and in good standing under the laws of the **State of Texas** and is duly qualified and authorized to do business in the **State of Texas** and in each other jurisdiction in which the character of its assets or the nature of its business makes such qualification necessary.

5.02 Power and Authority; Due Authorization; Binding Obligations. Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, which has been duly authorized by all necessary action, and is not in contravention of law or the terms of Buyer's organizational or other governing documents. This Agreement has been duly executed and delivered by duly authorized officer(s) or other representative(s) of Buyer, and constitutes the valid and binding obligations of Buyer, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally at the time in effect.

5.03 No Consent. Borrower's execution, delivery and performance of this Agreement does not require the consent or approval of any other Person.

5.04 No Reliance. Buyer's decision to purchase the Note is based upon Buyer's own independent evaluation. Buyer has made such independent investigation as Buyer deems to be warranted into the nature, validity, enforceability, collectability, and value of the Note and all other facts it deems material to its purchase, and is entering into this transaction herein provided for, solely on the basis of that investigation and Buyer's own judgment, and is not acting in reliance on any representation of, or information furnished by Seller and acknowledges that no employee or representative of Seller has been authorized to make any statements or representations other than those specifically contained in this Agreement. Buyer hereby waives any right or cause of action it might now or in the future have against Seller as a result of its purchase of the Note.

5.05 Capable of Bearing Economic Risk. Buyer (i) is able to bear the economic risk associated with the purchase of the Note, (ii) has adequate information concerning the business and financial condition of the Borrower or any third party to make an informed decision regarding the purchase of the Note, (iii) has such knowledge and experience so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (iv) has independently and without reliance upon Seller, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this

Agreement. Buyer acknowledges that Seller has not given Buyer any investment advice, credit information or opinion on whether the purchase of the Note is prudent.

5.06 Accredited Investor Status. Buyer is an "accredited investor" as that term is defined by the Securities Act.

5.07 Purchase for Own Account. Without implying any characterization of the Loan, or any part thereof or interest therein, as a "security" within the meaning of the Securities Act or any other statute or law, Buyer is not purchasing the Loan in contemplation, or for resale in connection with, any distribution, private placement or public offering of the Loan or any part thereof or any interest therein, in a manner that would violate any statute, law, regulation or other legal requirement. Buyer is acquiring the Loan for its own account, in each case not with a view to the distribution of the Loan or any interest therein within the meaning of any Securities Act, unless such distribution shall be pursuant to an effective registration statement filed in accordance with any Securities Act, or an exemption thereto. Buyer acknowledges that: (i) the Loan has not been registered or qualified under any Securities Act, (ii) Seller does not intend to register or qualify the Loan, and (iii) the Loan may not be eligible for resale by Buyer unless the Loan is so registered or qualified by Buyer or are lawfully exempt from registration or qualification.

5.08 United States Person. Buyer is a "United States person" within the meaning of section 7701(a)(3) of the Internal Revenue Code of 1986, as amended.

5.09 Confidentiality Agreement. Buyer hereby assumes, jointly and severally with Moody National Companies, all obligations of the Recipient (as such term is defined in the Confidentiality Agreement) under the Confidentiality Agreement as if Buyer were a named Recipient thereunder. Buyer and Moody National Companies have complied with the terms and provisions of the Confidentiality Agreement.

ARTICLE VI
COVENANTS AND AGREEMENTS OF BUYER

Buyer hereby unconditionally covenants and agrees with Seller as follows:

6.01 Collection Practices. Buyer will not violate any law relating to privacy or unfair credit collection practices in connection with the Loan.

6.02 Institution of Legal Action in Name of Seller. Buyer will not institute any legal action in the name of Seller or continue to prosecute in the name of Seller any pending legal action nor shall Buyer intentionally, through misrepresentation or nondisclosure, mislead or conceal Buyer's ownership of the Loan following the Closing. Buyer acknowledges that there is no adequate remedy at law for violation of this Section and consents to the entry of an order by a court of competent jurisdiction enjoining any violation or threatened violation of the provisions of this Section.

6.03 Release of Seller. Buyer shall not accept a release of liability from any Borrower Party or grant a release of liability to any Borrower Party with respect to the Loan, unless Buyer shall have used its best efforts to obtain the simultaneous release of all Seller Parties from all claims, demands and causes of action which such Borrower Party could have against it with respect to the Loan prior to the date of such release. If Buyer fails to obtain such release, Buyer shall indemnify, defend (with counsel selected by Seller) and hold Seller and the other Seller Parties harmless from any expense, damage or liability of each and every nature whatsoever suffered or incurred by Seller or any other Seller Party that could have

been prevented had Buyer obtained said release. Buyer acknowledges that Seller and the other Seller Parties are intended beneficiaries of this Section 6.03.

6.04 Tax Reporting. Buyer agrees to assume all obligations with respect to federal and state income tax informational reporting for the period after the Closing Date including obligations with respect to Forms 1099 and 1098 and backup withholding. Buyer further agrees to cooperate with Seller to the extent necessary to allow Seller to fulfill obligations it may have with respect to such informational reporting for the Note for the period prior to the date of this Agreement.

6.05 Servicing of Loan. Except as otherwise provided under the terms and provisions of the Seller Financing, as of the Closing Date, all rights, obligations, liabilities and responsibilities with respect to the servicing of the Loan shall pass to and be assumed by Buyer, and all Seller Parties shall be discharged from all liability therefor. Buyer shall be bound by all actions taken by any Seller Party with respect to the Loan prior to the Closing Date. Buyer shall take no action to communicate with any Borrower Party or to enforce or otherwise service or manage the Loan until after the Closing Date. In no event shall Buyer be deemed a third party beneficiary of any servicing contract or agreement between Seller and any Seller Party, and in no event shall Seller or any other Seller Party be deemed a fiduciary for the benefit of Buyer with respect to the Loan.

6.06 Use of Seller's Name. Buyer shall not use or permit the use by its agents, successors or assigns, of any name which is similar to the name of Seller. Buyer will not represent or imply that it is affiliated with, authorized by, or in any way related to Seller. Nothing contained in this Section 6.06 shall be deemed to preclude Buyer from disclosing to potential transferees of the Note the fact that the Note was acquired from Seller.

6.07 Notification of Borrower. Except as otherwise provided under the terms and provisions of the Seller Financing, Buyer shall, promptly after Closing, notify Borrower of Buyer's purchase of the Note and direct that all payments on and communications regarding the Note be sent to Buyer's address and not to Seller.

6.08 Notice of Claim. Buyer shall immediately notify Seller of any claim, threatened claim, or any litigation against Seller which may come to its attention.

ARTICLE VII
ADDITIONAL AGREEMENTS

7.01 Files and Records. Buyer agrees to abide by all applicable state and federal laws, rules and regulations regarding the handling and maintenance of all documents and records relating to the Loan purchased hereunder including, but not limited to, the length of time such documents and records are to be retained.

7.02 Seller's Rights Under Environmental Indemnity. Nothing in this Agreement or any documents delivered pursuant to this Agreement will prejudice Seller from seeking the benefit of any environmental indemnity delivered by any indemnitor in connection with the Loan to the extent permitted by applicable law and provided further that the rights of the then holder of the Loan are not reduced in any material respect.

7.03 Buyer's Duties Regarding Insured Collateral. Buyer is exclusively responsible for having itself substituted as loss payee, insured mortgagee or assignee on all hazard insurance or other insurance in which Seller is currently listed as loss payee, insured mortgagee or assignee. Any suffered loss after

Closing due to Seller's cancellation of such insurance or any failure to identify Buyer as loss payee, insured mortgagee or assignee is the sole responsibility of Buyer.

ARTICLE VIII
"AS IS" SALE

NOTWITHSTANDING ANY CONTRARY PROVISION IN THIS AGREEMENT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SPECIFICALLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT, THE SALE OF THE LOAN TO BUYER UNDER THIS AGREEMENT SHALL BE WITHOUT RECOURSE, AND WITHOUT REPRESENTATION OR WARRANTY OF ANY NATURE OR KIND, EXPRESS, IMPLIED OR BY OPERATION OF LAW BY SELLER OR ANY OTHER SELLER PARTY, AND BUYER ACKNOWLEDGES AND AGREES THAT, NEITHER, SELLER NOR ANY OTHER SELLER PARTY HAS MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS, AND BUYER IS NOT RELYING ON SELLER OR ANY OTHER SELLER PARTY WITH RESPECT TO ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (I) THE NOTE OR THE COLLECTABILITY THEREOF, (II) THE CREDITWORTHINESS OF ANY BORROWER PARTY, (III) THE QUALITY, VALUE, CONDITION OR DESCRIPTION OF ANY COLLATERAL, (IV) THE FREEDOM OF ANY COLLATERAL FROM LIENS AND ENCUMBRANCES, IN WHOLE OR IN PART, (V) THE PERFECTION OR PRIORITY OF THE LIENS AND SECURITY INTERESTS OR ANY COLLATERAL, OR (VI) THE TRANSFERABILITY AND ENFORCEABILITY OF THE LOAN DOCUMENTS. IN ADDITION, SELLER AND EACH OTHER SELLER PARTY EXPRESSLY DISCLAIM ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT NO SELLER PARTY HAS UNDERTAKEN TO CORRECT ANY MISINFORMATION OR OMISSIONS OR INFORMATION WHICH MIGHT BE NECESSARY TO MAKE ANY INFORMATION DISCLOSED TO BUYER NOT MISLEADING IN ANY RESPECT. BUYER AGREES CLOSING UNDER THIS AGREEMENT SHALL CONSTITUTE AN ACKNOWLEDGEMENT THAT THE LOAN WAS PURCHASED, AND WILL BE ACCEPTED AT CLOSING, WITHOUT REPRESENTATION OR WARRANTY EXPRESS OR IMPLIED AND OTHERWISE IN AN "AS IS", "WHERE IS", AND "WITH ALL FAULTS" CONDITION BASED SOLELY ON BUYER'S OWN INSPECTION, AND WITHOUT LIABILITY BY OR RECOURSE TO SELLER OR ANY OTHER SELLER PARTY EXCEPT AS SPECIFICALLY SET FORTH ABOVE. NO EVENT OR CONDITION SHALL ENTITLE BUYER TO HAVE THE LOAN REPURCHASED BY SELLER. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY, THIS ARTICLE VIII SHALL SURVIVE THE CLOSING.

ARTICLE IX
INDEMNIFICATION

Effective as of the Closing, Buyer agrees to indemnify, hold harmless, protect and defend (with counsel selected by Seller) Seller and its predecessors, successors, parents, affiliates, subsidiaries, participants, employees, directors, officers, shareholders, partners, managers, servicers, representatives, attorneys or agents of any of them (together, the "Indemnified Person(s)") from and against any and all claims, demands, losses, damages, judgments, penalties, fines, forfeitures, costs and expenses (including, without limitation, attorneys' fees and expenses) directly or indirectly arising out of, based upon, resulting from, or otherwise relating to (i) the Note or any of the other Loan Documents, the advances heretofore made by Seller under the Note, (ii) any action taken following the Closing Date under the assigned rights under the Loan Documents including, but not limited to, any action heretofore or hereafter taken by any

Buyer Party in connection with the Note, and/or other Loan Documents; (iii) any inaccuracy in or breach in any material respect of Buyer's representations, warranties, covenants and acknowledgments, made pursuant to this Agreement; (iv) the use, ownership, control, operation, or condition of the Collateral, or (v) any action taken by Buyer or any other Buyer Party against a third party after the Closing to enforce Buyer's rights under the Loan Documents. Promptly after receipt by any Indemnified Person of notice of the commencement of any action to which this Article will apply, the Indemnified Person so notified will notify Buyer, in writing, of the commencement of such action if a claim in respect of such action is to be made against Buyer under this Section; but the failure by any of the Indemnified Persons to notify Buyer shall not relieve Buyer from any liability that Buyer may have to the Indemnified Persons. Buyer acknowledges that Seller and the other Indemnified Persons are intended beneficiaries of this Article IX. Notwithstanding any other provision in this Agreement to the contrary, this Article IX shall survive the Closing.

ARTICLE X
DEFAULT

In the event the transaction contemplated hereby fails to close on the Closing Date as a result of a material breach of this Agreement by Seller, as Buyer's sole and exclusive remedy, the Deposit shall be returned to Buyer, this Agreement shall become null and void and of no further force or effect and neither Seller nor Buyer shall have any further liability or obligation to the other under this Agreement, except for those obligations expressly stated to survive the termination of this Agreement. If the transaction contemplated hereby otherwise fails to close on the Closing Date, as Seller's sole and exclusive remedy, Seller may retain the Deposit (not as a penalty but as liquidated damages), and this Agreement shall become null and void and of no further force or effect and neither Seller nor Buyer shall have any further liability or obligation to the other under this Agreement, except for those obligations expressly stated to survive the termination of this Agreement. THE PARTIES HEREBY ACKNOWLEDGE THAT THE EXTENT OF DAMAGES TO SELLER OCCASIONED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES AND DOES NOT CONSTITUTE A PENALTY AND SHALL BE SELLER'S SOLE AND EXCLUSVIE REMEDY.

ARTICLE XI
MISCELLANEOUS

11.01 Notices. Any notice or communication required or permitted hereunder will be given in writing, sent by (a) personal delivery; (b) a nationally recognized overnight service via overnight service; or (c) United States Mail, postage prepaid, registered or certified mail. Any such notice or communication will be deemed to have been given (a) at the time of personal delivery; (b) one (1) Business Day following deposit with such nationally recognized overnight delivery service; or (c) three (3) Business Days following deposit in the United States Mail. Notices transmitted by electronic "e-mail" will not be effective for any purpose. For purposes of notice, the addressees of the Parties will be as set forth below.

If to Seller:

Patriot Bank
7500 San Felipe, Suite 125
Houston, TX 77063
Attention: Jim Franer

With a copy (which shall not constitute notice) to:

Hughes Watters Askanase, LLP
Three Allen Center
333 Clay, 29th Floor
Houston, TX 77002
Attention: Gary S. Gunn

If to Buyer:

MNHP Note Holder, LLC
6363 Woodway, Suite 110
Houston, TX 77057
Attention: Brett C. Moody

Any Party may, by written notice delivered to the other Parties, change the address to which notices to such Party shall thereafter be delivered. Such change of address shall be effective ten (10) Business Days after notice thereof is sent to the other Parties.

11.02 Attachments. Any and all Schedules, Exhibits and Addendums attached hereto are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement.

11.03 Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, such illegality, invalidity, or unenforceability shall not affect the legality, validity, or enforceability of the remaining parts of this Agreement, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

11.04 No Third Party Beneficiaries. Except as provided in Section 6.03 (Release of Seller) and Article IX (Indemnification), Buyer and Seller hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

11.05 Binding Effect; Assignment. This Agreement and the terms, covenants, conditions, provision, obligation, undertaking, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, executors, administrators, representatives successors, and assigns; provided, however, that Buyer may not assign, transfer or otherwise dispose of this Agreement or any rights, benefits or interests hereunder to any entity which Buyer or any affiliated entity does not manage without first obtaining the prior written consent of Seller and any such attempted assignment, transfer or other disposition will be null and void.

11.06 Prior Understandings; Amendment. This Agreement supersedes any and all prior discussions and agreements between Seller and Buyer with respect to the purchase of the Loan and other matters contained herein, and this Agreement contains the sole and entire understanding between the Parties hereto with respect to the transactions contemplated herein. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Parties.

11.07 Survival. Each and every covenant made by Buyer or Seller in this Agreement shall survive the Closing and shall not merge into the closing documents, but instead shall be independently enforceable.

11.08 Counterpart Execution; Electronic Delivery. This Agreement may be executed in counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be effective as an original.

11.09 Expenses; No Special Damages. Each Party shall bear and pay all expenses (including, without limitation, legal fees) incurred by it in connection with the transaction contemplated by this Agreement. Notwithstanding anything herein to the contrary neither Party shall have any obligations with respect to this Agreement, or otherwise in connection herewith, for any special, consequential or punitive damages.

11.10 Choice of Law; Exclusive Venue. THIS AGREEMENT, THE ASSIGNMENT, AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT OR THE ASSIGNMENT, **SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT IS PERFORMABLE IN HARRIS COUNTY, TEXAS.** Any action or proceeding under or in connection with this Agreement must be brought in a state or federal court in **Harris** County, Texas. Each Party hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum.

11.11 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL JURY THAT BUYER OR SELLER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT, OR THE ASSIGNMENT. BUYER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF SELLER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SELLER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. BUYER ACKNOWLEDGES THAT SELLER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE ASSIGNMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

11.12 Buyer's Certification. BUYER HEREBY CERTIFIES, ACKNOWLEDGES, REPRESENTS AND AGREES AS FOLLOWS: SELLER HAS NOT REQUIRED, AS A CONDITION TO THE NOTE PURCHASE TRANSACTION CONTEMPLATED HEREBY, THAT:

(A) BUYER OR ANY OTHER BUYER PARTY OBTAIN SOME ADDITIONAL CREDIT, PROPERTY, OR SERVICE FROM SELLER, FROM ANY BANK HOLDING COMPANY OF SELLER OR FROM ANY OTHER SELLER PARTY;

(B) BUYER OR ANY OTHER BUYER PARTY PROVIDE SOME ADDITIONAL CREDIT, PROPERTY, OR SERVICE TO SELLER;

(C) BUYER OR ANY OTHER BUYER PARTY PROVIDE SOME ADDITIONAL CREDIT, PROPERTY, OR SERVICE TO ANY BANK HOLDING COMPANY OF SELLER,

ANY OTHER SUBSIDIARY OF ANY SUCH BANK HOLDING COMPANY OR ANY OTHER SELLER PARTY; OR

(D) BUYER OR ANY OTHER BUYER PARTY SHALL NOT OBTAIN SOME OTHER CREDIT, PROPERTY, OR SERVICE FROM A COMPETITOR OF SELLER, ANY BANK HOLDING COMPANY OF SELLER, ANY SUBSIDIARY OF ANY SUCH BANK HOLDING COMPANY OR ANY OTHER SELLER PARTY.

NOTWITHSTANDING THE FOREGOING, TO THE EXTENT ANY SUCH REQUIREMENT MAY HAVE EXISTED OR BEEN IMPOSED PRIOR TO CLOSING, (I) SUCH REQUIREMENT IS HEREBY SPECIFICALLY NEGATED AND DISCLAIMED BY SELLER, AND (II) BUYER HEREBY RELEASES, RELINQUISHES AND FOREVER DISCHARGES SELLER AND ALL OTHER SELLER PARTIES OF AND FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY KIND OR CHARACTER, PAST OR PRESENT, WHICH BUYER MAY HAVE AGAINST SELLER AND/OR ANY OTHER SELLER PARTY ARISING OUT OF OR WITH RESPECT TO ANY SUCH REQUIREMENT.

11.13 Time of Essence. Time is of the essence of each and every term of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement by their duly authorized officers as of the date first set forth above.

SELLER:

PATRIOT BANK,
a Texas banking association

By: /s/ Jim Franer
Name: Jim Franer
Title: EVP

BUYER:

MOODY NATIONAL REALTY COMPANY, L.P.
a Texas limited partnership

By: Moody Realty Corporation,
a Texas corporation, its general partner

By: /s/ Brett C Moody
Name: Brett C Moody
Title: President

Attachments:
Schedule I – Schedule of Loan Documents
Exhibit A – Summary of Proposed Terms and Conditions of Seller Financing
Exhibit B – Form of Allonge
Exhibit C – Form of Assignment
Exhibit D – Form of Escrow Agreement

SCHEDULE I

Schedule of Loan Documents

1. Real Estate Lien Note (Non-Recourse) dated August 5, 2008, by Borrower to Seller, in the original principal amount of $13,000,000.00.

2. Deed of Trust, Security Agreement and Financing Statement dated August 5, 2008, executed by Borrower in favor of Seller, recorded under Document No. D208315128 of the Real Property Records of Tarrant County, Texas.

3. Assignment of Rents dated August 5, 2008, executed by Borrower for the benefit of Seller, recorded under Document No. D208315129 of the Real Property Records of Tarrant County, Texas.

4. Commercial Loan Agreement dated August 5, 2008, between Borrower and Seller.

5. Environmental Certificate with Representations, Covenants and Warranties dated August 5, 2008, executed by Borrower for the benefit of Seller.

6. Agreement of Property Manager dated July 5, 2008, executed by Intercoastal Hospitality, LLC, a Louisiana limited liability company in favor of Seller.

7. Subordination, Non-Disturbance and Attornment Agreement dated August 5, 2008, executed by Buyer and Moody National Grapevine MT, L.P., a Delaware limited partnership, and Seller, recorded under Document No. D208315131 of the Real Property Records of Tarrant County, Texas.

8. Modification Agreement dated March 5, 2010, to be effective as of March 5, 2010, among Borrower, Master Tenant and Seller, recorded under Document No. D210064198 of the Real Property Records of Tarrant County, Texas.

9. Amended and Restated Commercial Loan Agreement dated March 5, 2010, to be effective as of March 5, 2010, between Borrower and Seller.

10. Pledge and Security Agreement dated March 5, 2010, to be effective as of March 5, 2010, executed by Borrower in favor of Seller.

11. UCC-1 Financing Statement, with Borrower as Debtor and Seller as Secured Party, recorded under Initial Filing No. 2008-2801387 of the UCC Filing Section of the Delaware Department of State.

12. UCC-1 Financing Statement, with Moody National HP Grapevine MT, LP, a Delaware limited partnership, as Debtor, Borrower as Assignor, and Seller as Secured Party, recorded under Initial Filing No. 2008-2801353 of the UCC Filing Section of the Delaware Department of State.

EXHIBIT "A"

SUMMARY OF PROPOSED TERMS AND CONDITIONS OF SELLER FINANCING

[Unless otherwise defined herein, or the context otherwise requires, all capitalized terms used in this Exhibit shall have the meanings assigned to them in the Note Purchase Agreement to which this Exhibit is attached.]

Borrower:	Buyer
Loan Amount:	**$11,509,636.00**. Amounts borrowed and later repaid may not be reborrowed.
Loan Purpose:	To assist Buyer in its acquisition of the Note from Seller.
Guarantor(s):	**MOODY NATIONAL REALTY COMPANY, L.P.**, a Texas limited partnership, **MOODY NATIONAL MORTGAGE CORPORATION**, a Texas corporation, **MOODY NATIONAL MANAGEMENT, L.P.**, a Texas limited partnership
Documents:	This Agreement does not set forth all the terms and conditions of the Seller Financing. As a condition of closing to the Seller Financing, the Seller will require the execution of definitive loan documentation, prepared by the Seller's legal counsel, which will contain terms and conditions not set forth herein, including such representations, warranties, affirmative and negative covenants, indemnities, closing conditions, defaults and remedies as are typically required by Seller and/or deemed appropriate for the Seller Financing. The failure of Buyer and Seller to reach agreement on the loan documents shall not be deemed a breach by the Seller of this Agreement. Unless the Seller agrees otherwise in writing, completion of all documents is a condition of closing.
Maturity Date:	**March 5, 2018**
Interest Rate:	From the Closing Date until **August 5, 2012**, a fixed rate of **3.00%** per annum. From **August 5, 2012** until **August 5, 2015**, a fixed rate equal to (a) the **Wall Street Prime Rate** as of **August 5, 2012**, minus (b) **25 basis points**. From **August 5, 2015** until the Maturity Date, a fixed rate equal to (a) the **Wall Street Prime Rate** as of **August 5, 2015**, minus (b) **25 basis points**. Notwithstanding the foregoing, all past due principal and interest shall bear interest at the maximum rate allowed by applicable law, and the Seller may impose a late charge of 5.00% of any past due installments.
Repayment:	Repayable in **monthly** installments of **principal including interest** based on a **twenty-five (25)** year amortization schedule.
Origination Fees:	None.
Security:	(a) A collateral assignment in favor of Seller covering the Note and other Loan Documents. (b) Physical possession by Seller of the original Note, together with an allonge assigning the Note to Seller.
Prepayments:	Permitted in whole or in part, with prior notice but without premium or penalty and

	including accrued and unpaid interest.
Conditions to Closing:	Those described or referenced in this Agreement, in addition to those typically required by Seller and/or deemed appropriate for the Seller Financing, including, without limitation, the following: (a) Other than "Permitted Temporary Defaults" (to be defined in the definitive loan documentation), no default or event of default (or event, which with notice, lapse of time or both, could become a default or event of default) under the Loan Documents shall exist as of the Closing Date; and (b) Buyer shall cause the Borrower to enter into a written tax payment plan with the applicable governmental authorities for the payment of ad valorem taxes and other amounts due on the Mortgaged Property for the 2010 tax year. Such agreement must be in form and substance satisfactory to Seller.
Financial Reporting:	Those typically required by Seller and/or deemed appropriate for the Seller Financing, including, without limitation, the following: (a) <u>Annual Reports of Buyer</u> – Within **thirty (30)** days after the last day of each fiscal year, CPA-prepared financial statements of the Buyer as of the end of such year prepared in conformity with generally accepted accounting principles consistently applied. (b) <u>Quarterly Reports of Buyer and Guarantors</u> – Within **thirty (30)** days after the close of each fiscal quarter, the CPA-prepared financial statements of the Buyer and each Guarantor as of the end of such fiscal quarter prepared in conformity with generally accepted accounting principles consistently applied. (c) <u>Annual Reports of Guarantors</u> – Within **forty-five (45)** days after the last day of each calendar year, the CPA-prepared financial statements of each Guarantor as of the end of such year prepared in conformity with generally accepted accounting principles consistently applied. (d) <u>Tax Returns</u> – Within **forty-five (45)** days of the filing thereof, a copy of the Buyer's and each Guarantor's federal income tax returns on an annual basis. (e) <u>Other Information</u> – Buyer shall cause all financial statements and other information required to be delivered by an Borrower Party or any other Person under the Loan Agreement to be contemporaneously delivered to Seller
Representations and Warranties:	Those typically required by Seller and/or deemed appropriate for the Seller Financing.
Affirmative	Those typically required by Seller and/or deemed appropriate for the Seller

Covenants:	Financing, including, without limitation, the following: (a) Buyer shall cause a non-interest bearing reserve to be established and maintained with Seller for the payment of ad valorem taxes against the Mortgaged Property for the 2011 tax year. (b) Buyer shall cause all FF&E accounts and other reserve accounts required under the Loan Documents to be maintained at Seller.
Negative Covenants:	Those typically required by Seller and/or deemed appropriate for the Seller Financing, including, without limitation, the following: (a) Buyer shall not directly or indirectly modify the Note or other Loan Documents without Seller' prior written consent (which consent may be withheld or given in Seller's sole discretion); <u>provided, however</u>, Buyer may extend the current maturity date of the Note for a period of **two (2)** years to **August 5, 2017**, provided no other changes are made to the Note or other Loan Documents.
Events of Default:	Those typically required by Seller and/or deemed appropriate for the Seller Financing, including, without limitation, the following: non-payment of obligations; breach of representation or warranty; non-performance of covenants and obligations; default on other material debt; change of control; bankruptcy or insolvency; material judgments; and termination or default under material contracts or licenses; death of a Guarantor who is a natural person; the occurrence of a default or event of default (or event, which with notice, lapse of time or both, could become a default or event of default) under the Note or any other Loan Document.
Organizational Documents and Matters:	The Seller must receive executed copies of all organizational documents of Buyer and each Guarantor, as applicable, and their respective constituent entity members, if any, all in form and content satisfactory to Seller inc luding, without limitation, Buyer's and each Guarantor's resolutions authorizing the Seller Financing and designating appropriate persons to execute and deliver the loan documents.
Costs:	The Buyer shall pay all costs, expenses and fees (including, without limitation, any reasonable attorneys' fees and expenses) associated with the Seller Financing, regardless of whether the Seller Financing actually closes. The Seller has engaged outside legal counsel to represent the Seller in the preparation of loan documentation and closing of the transactions contemplated in this Agreement.
Arbitration:	The parties will agree to arbitrate all disputes.
Governing Law:	State of Texas
Seller Counsel:	Gary S. Gunn HughesWattersAskanase, LLP Three Allen Center 333 Clay, 29th Floor Houston, TX 77002
<u>Opinion of Counsel</u>	<u>Borrower shall provide Lender with the opinion of Borrower's attorney(s) covering the matters required by and in form and substance acceptable to, Lender.</u>

EXHIBIT "D"

ESCROW AGREEMENT

This ESCROW AGREEMENT (this "Escrow Agreement") is executed this ______ day of ____, 2011, by **HUGHES WATTERS ASKANASE, LLP** (the "Escrow Agent"), **PATRIOT BANK,** a Texas banking association ("Seller"), and **MOODY NATIONAL REALTY COMPANY, L.P.,** a Texas limited partnership ("Buyer").

Recitals

A. Seller and Buyer have entered a Note Purchase Agreement dated of even date, a copy of which is attached hereto as Exhibit A (the "Agreement").

B. Under the terms of the Agreement, the Escrow Agent is to hold the Deposit (as defined therein), subject to the terms of this Escrow Agreement.

C. Unless otherwise defined herein, capitalized terms used in this Escrow Agreement shall have the meanings assigned to them in the Agreement.

Agreement

NOW, THEREFORE, in consideration of the Recitals, the parties agree as follows:

(1) The Escrow Agent acknowledges receipt of a wire transfer of the Deposit.

(2) The Deposit shall be deposited by the Escrow Agent in a deposit account at Regions Bank and the proceeds held and disbursed in accordance with the terms of the Agreement. Upon Closing, the Escrow Agent shall deliver the Deposit to Seller.

(3) In the event of any dispute or doubt as to the genuineness of any document or signature, or uncertainty as to Escrow Agent's duties, then Escrow Agent shall have the right either to continue to hold the Deposit in escrow or to pay the Deposit into court pursuant to relevant statute or rule of court.

(4) The parties agree jointly to defend (by attorneys selected by Escrow Agent), indemnify and hold harmless Escrow Agent against and from any claim, judgment, loss, liability, cost or expense resulting from any dispute or litigation arising out of or concerning Escrow Agent's duties or services hereunder. This indemnity includes, without limitation, disbursements and reasonable attorneys' fees either paid to retain attorneys or representing the fair value of legal services rendered by Escrow Agent to itself.

(5) Escrow Agent shall not be liable for any error in judgment or for any act done or step taken or omitted in good faith, or for any mistake of fact or law, except for Escrow Agent's own gross negligence or willful misconduct. Seller and Buyer acknowledge and agree that (a) the amount of the Deposit may exceed the amount of FDIC insurance coverage applicable to the Deposit in the deposit account in which the Deposit is deposited, (b) the Escrow Agent has deposited the Deposit in the deposit account at the direction of Seller and Buyer and has not exercised (and does not have) investment discretion over the Deposit, and (c) the Escrow Agent shall have no liability to Seller, Buyer, or any other person or entity in the event of any diminution in value of, or failure of the bank in which the Deposit is deposited to pay, any deposit account in which the Deposit or any part thereof is deposited at any time.

(6) The parties acknowledge that Escrow Agent is merely a stakeholder. Upon payment of the Deposit pursuant to Paragraph 2 hereof, Escrow Agent shall be fully released from all liability and obligations with respect to the Deposit.

(7) It is acknowledged that Escrow Agent is the attorney for Seller and that Escrow Agent shall be entitled to represent such party in any lawsuit.

(8) Escrow Agent shall serve without compensation.

(9) The signing of this Escrow Agreement by Escrow Agent is only to evidence Escrow Agent's acceptance of the terms and conditions of Section 2.02 of the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first set forth above.

SELLER:

PATRIOT BANK,
a Texas banking association

By: [signature]
Name: Jim Franer
Title: EVP

BUYER:

MOODY NATIONAL REALTY COMPANY, L.P.,
a Texas limited partnership

By: [signature]
Name: Brett C Moody
Title: President

ESCROW AGENT:

HUGHES WATTERS ASKANASE LLP,
a Texas limited liability partnership

By: ____________________
Name: ____________________
Title: ____________________